As filed with the Securities and Exchange Commission on March 13, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BANCORPSOUTH, INC.

(Exact name of registrant as specified in its charter)

Mississippi	64-0659571
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38801

(662) 680-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William L. Prater

BancorpSouth, Inc.

One Mississippi Plaza

201 South Spring Street

Tupelo, Mississippi 38801

(662) 680-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

E. Marlee Mitchell

Waller Lansden Dortch & Davis, LLP

511 Union Street, Suite 2700

Nashville, Tennessee 37219

(615) 244-6380

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (1)	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, $2.50 par value per share
Preferred Stock, $2.50 par value per share
Debt Securities
Warrants
Depositary Shares
Rights
Purchase Contracts
Units
Total	$500,000,000		$500,000,000	$68,200

(1)	There are being registered hereunder such indeterminate number of shares of common stock and preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock and/or debt securities, and such indeterminate number of depositary shares, rights, purchase contracts and units as may be sold by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $500,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $500,000,000. Any securities registered hereunder may be sold separately or in units combined with the other securities registered hereunder. The proposed maximum offering price per security registered hereunder will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for equity or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock or warrants as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act. In accordance with Rule 457(p) under the Securities Act, BancorpSouth, Inc. is carrying over $22,320 of unutilized registration fees relating to $399,999,995 aggregate offering price of unsold securities of BancorpSouth, Inc. that were registered under its registration statement on Form S-3 (Registration No. 333-161213) filed on August 10, 2009. Pursuant to Rule 457(p) under the Securities Act, such unutilized registration fee may be applied to the registration fee payable pursuant to this registration statement. Accordingly, the registration fee consists of $45,880 paid herewith and $22,320 previously paid.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Warrants

Depositary Shares

Rights

Purchase Contracts

Units

We may offer from time to time, in one or more series, the following:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase shares of our common stock or preferred stock or debt securities;

•	depositary shares;

•	rights;

•	purchase contracts; and

•	units.

In addition, this prospectus may be used to offer the securities listed above for the account of other persons to be identified in the future.

When we or selling security holders offer securities, we or they will provide the specific prices and terms of these securities in one or more prospectus supplements at the time of an offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.

We or any selling security holders may offer and sell these securities directly to you through agents or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will identify them and describe their compensation in a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “BXS.”

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in these securities involves risks. You should carefully review the discussion under the heading “RISK FACTORS” on page 5 regarding information included and incorporated by reference in this prospectus and the applicable prospectus supplement.

The securities are not savings accounts, deposits or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2013

You should rely only on the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement, and any related free writing prospectus. We have not authorized any person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any other documents incorporated by reference is accurate only as of the date on the front cover of the applicable document.

References in this prospectus to “we,” “us” and “our” refer to BancorpSouth, Inc., a financial holding company incorporated in Mississippi, unless the context otherwise requires.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this process, we may, over time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement and/or a free writing prospectus may also add to, update or change other information contained in this prospectus. You should read both the prospectus and any prospectus supplement together with the additional information described under the heading “WHERE YOU CAN FIND MORE INFORMATION.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, information statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at www.sec.gov and on our corporate website at www.bancorpsouthonline.com. The information on our corporate website is not part of this prospectus or any accompanying prospectus supplements, free writing prospectuses or other offering materials. You can also inspect our reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” into this prospectus information we file with the SEC, which means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file later with the SEC automatically will update and supersede information contained in this prospectus.

We are incorporating by reference the following documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2012;

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on May 14, 1997, and any other amendment or report filed for the purpose of updating such description; and

•

any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the termination of the offerings under this prospectus (other than documents or information deemed furnished and not filed in accordance with SEC rules).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain copies of the documents incorporated by reference in this prospectus, at no cost, by writing or calling us at the following address:

BancorpSouth, Inc.

One Mississippi Plaza

Tupelo, Mississippi 38804

Attention: Corporate Secretary

(662) 680-2000

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents.

FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “continue,” “should,” “could,” “would” and other comparable terms. These forward-looking statements are based on the current plans and expectations of our management and are subject to a number of risks and uncertainties, including those set forth below, which could significantly affect our current plans and expectations and future financial condition and results.

While it is not possible to identify all these factors, we continue to face many risks and uncertainties that could cause actual results to differ from those forward-looking statements, including:

•	local, regional and national economic conditions and the impact they may have on us and our customers and our assessment of that impact;

•	our ability to increase noninterest revenue and expand noninterest revenue business;

•	changes in general business or economic conditions or government fiscal and monetary policies;

•	fluctuations in prevailing interest rates and the effectiveness of our interest rate hedging strategies;

•	our ability to maintain credit quality;

•	our ability to provide and market competitive products and services;

•	changes in our operating or expansion strategy;

•	geographic concentration of our assets and susceptibility to economic downturns in that area;

•	the availability of and costs associated with maintaining and/or obtaining adequate and timely sources of liquidity;

•	volatility and disruption in national and international financial markets;

•	government intervention in the U.S. financial system;

•	laws and regulations affecting financial institutions in general;

•	our ability to operate and integrate new technology;

•	our ability to manage growth and effectively serve an expanding customer and market base;

•	our ability to attract, train and retain qualified personnel;

•	changes in consumer preferences;

•	our ability to collect amounts due under loan agreements and to attract deposits;

•	legislation and court decisions related to the amount of damages recoverable in legal proceedings;

•	possible adverse rulings, judgments, settlements and other outcomes of pending litigation; and

•	other factors generally understood to affect the financial results of financial services companies and other risks detailed from time to time in our press releases and filings with the SEC.

We caution you that the factors listed above, as well as the risk factors included or incorporated by reference in this prospectus or any prospectus supplement, may not be exhaustive. We operate in a continually changing business environment, and new risks emerge from time to time. We cannot predict such new risks, nor can we assess the impact, if any, of such new risks on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those expressed or implied by any forward-looking statements.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus. We undertake no obligation to publicly update or revise forward-looking statements, which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by applicable securities laws. Shareholders and investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this prospectus.

RISK FACTORS

Potential investors are urged to read and consider the risk factors relating to an investment in our securities incorporated by reference herein from Part I, Item 1A of our most recent annual report on Form 10-K. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus or any prospectus supplement. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

BANCORPSOUTH, INC.

BancorpSouth, Inc. is incorporated in Mississippi and is a financial holding company under the Bank Holding Company Act of 1956. We are based in Tupelo, Mississippi and conduct our operations through our bank subsidiary, BancorpSouth Bank, and various banking-related subsidiaries. BancorpSouth Bank conducts commercial banking, trust, insurance and investment services businesses.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes, including without limitation:

•	working capital;

•	capital expenditures;

•	acquiring businesses or investing in other business opportunities;

•	redemption and repayment of short-term or long-term borrowings; and

•	investments in BancorpSouth Bank and our other subsidiaries as regulatory capital.

Pending any such use, we may temporarily invest the net proceeds in short-term marketable securities.

We will not receive proceeds from sales of securities by selling security holders except as otherwise stated in an applicable prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our consolidated ratios of earnings to combined fixed charges for the years indicated:

	Year Ended December 31,
	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges
Including interest on deposits	2.59	1.40	1.10	1.65	1.65
Excluding interest on deposits	8.60	3.36	1.67	5.05	4.25

For purposes of computing the ratio of earnings to fixed charges, earnings represents net income plus applicable income taxes and fixed charges less capitalized interest. During the periods set forth above, we did not have any preferred securities outstanding and, therefore, did not pay any preferred stock dividends.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the following securities that we or selling security holders may offer and sell from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants to purchase shares of our common stock or preferred stock or debt securities;

•	depositary shares;

•	rights;

•	purchase contracts; and

•	units.

The descriptions of the terms of these securities below are not meant to be complete but set forth some of the general terms and provisions of securities that we may offer. The particular terms of securities offered and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the related prospectus supplement. If the information contained in the prospectus supplement differs from the description below, you should rely on the information in the prospectus supplement. The descriptions below are qualified in their entirety by reference to our restated articles of incorporation, as amended, and amended and restated bylaws, as amended.

We or selling security holders may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed on a securities exchange, the applicable prospectus supplement will so indicate.

DESCRIPTION OF CAPITAL STOCK

General

The description of our capital stock below is based on our restated articles of incorporation, our amended and restated bylaws and applicable provisions of Mississippi law. We have summarized certain portions of our restated articles of incorporation and amended and restated bylaws below. The summary is not complete. You should refer to the applicable provisions of our restated articles of incorporation and amended and restated bylaws, which are incorporated by reference into the registration statement of which this prospectus forms a part, and to the Mississippi Business Corporation Act, for the provisions that are important to you.

Common Stock

We may issue shares of our common stock from time to time. Our restated articles of incorporation authorize us to issue up to 500 million shares of our common stock, $2.50 par value per share. As of March 12, 2013, we had 94,565,600 shares of common stock outstanding.

Holders of outstanding shares of our common stock are entitled to receive such dividends, if any, as may be declared by our board of directors, in its discretion, out of funds legally available therefor.

Holders of our common stock are entitled to one vote per share on all matters to be voted on by our shareholders, including the election of directors, and do not have cumulative voting rights.

Under the Mississippi Business Corporation Act, an affirmative vote of the majority of the shareholders present at a meeting is sufficient in order to take most shareholder actions. Certain extraordinary actions require greater percentages of affirmative shareholder votes, including an increase, without a recommendation by our board of directors of such increase, in the maximum number of members of our board of directors or an amendment or repeal of the anti-takeover provision described below.

In the event of our liquidation, the holders of our common stock are entitled to receive pro rata any assets distributed to shareholders with respect to their shares, after payment of all debts and payments to holders of our preferred stock, if any.

Holders of our common stock have no right to subscribe to additional shares of capital stock that we may issue. All outstanding shares of common stock are, and the shares of common stock issued upon any conversion or exchange of any debt securities or preferred stock providing for such conversion or exchange will be, fully paid and nonassessable.

Our common stock is listed on the New York Stock Exchange under the symbol “BXS.” The transfer agent and registrar for our common stock is Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016.

Preferred Stock

We may issue shares of our preferred stock from time to time. Our restated articles of incorporation authorize us to issue up to 500 million shares of preferred stock, par value $2.50 per share. As of the date of this prospectus, there are no shares of preferred stock outstanding. Shares of preferred stock are issuable in such class or series as determined by our board of directors, who have the authority to determine the relative rights and preferences of each such series without further action by shareholders. A series of preferred stock issued pursuant to this prospectus might have features that could:

•	restrict our ability to declare dividends on our common stock;

•	restrict our ability to repurchase outstanding common stock;

•	dilute the voting power of our common stock;

•	dilute the equity interests and voting power of holders of our common stock if such series of preferred stock is convertible into common stock;

•

restrict distributions of assets to the holders of our common stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of such series of preferred stock; and

•	have the effect of discouraging, delaying or preventing a change in control.

Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to any preferred stock offered will contain a description of the specific terms of that class or series as fixed by our board of directors, including, as applicable:

•	the number of shares of preferred stock offered and the offering price of the preferred stock;

•	the title and stated value of the preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•	the date from which dividends on the preferred stock will accumulate, if applicable;

•	the liquidation rights of the preferred stock;

•	the sinking fund provisions, if applicable, for the preferred stock;

•	the redemption provisions, if applicable, for the preferred stock;

•

whether the preferred stock will be convertible into or exchangeable for other securities and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

•	whether the preferred stock will have voting rights and the terms of any voting rights, if any; and

•	any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

Anti-Takeover Effects of Provisions of our Restated Articles of Incorporation, Amended and Restated Bylaws and the Mississippi Business Corporation Act

Our restated articles of incorporation and amended and restated bylaws contain provisions that may make it more difficult for a potential acquirer to acquire us by means of a transaction that is not negotiated with our board of directors. These provisions could delay or prevent entirely a merger or acquisition that our shareholders consider favorable. These provisions may also discourage acquisition proposals or have the effect of delaying or preventing entirely a change in control, which could harm our stock price.

Our restated articles of incorporation generally require the affirmative vote of the holders of 80% of the outstanding shares of our common stock to approve (i) a merger or consolidation of us with, or (ii) a sale, exchange or lease of all or substantially all of our assets (as defined in our restated articles of incorporation) to, any person or entity, unless such transaction is approved by our board of directors.

Our restated articles of incorporation also require the affirmative vote of the holders of 80% of the outstanding shares of our common stock, and the affirmative vote of the holders of 67% of the shares of our common stock held by shareholders other than a controlling party (as defined in our restated articles of incorporation), for the approval or authorization of any merger, consolidation, sale, exchange or lease of all or substantially all of our assets if such transaction involves any shareholders owning or controlling 20% or more of our common stock outstanding at the time of the proposed transaction; provided, however, that these voting requirements are not applicable in transactions in which: (a) the cash or fair market value of the property, securities or other consideration to be received (which includes common stock retained by our existing shareholders in a transaction in which we are the surviving entity) per share by holders of our common stock in such transaction is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and distributions) paid by the controlling party in the acquisition of any of its holdings of our common stock in the three years preceding the announcement of the proposed transaction; or (b) the transaction is approved by a majority of our board of directors.

Neither of these provisions of our restated articles of incorporation may be repealed or amended except by the affirmative vote of 80% of the outstanding shares of our common stock.

Our restated articles of incorporation provide that the board of directors will be classified, with approximately one-third elected each year. The number of directors will be fixed by the board of directors from time to time, but shall not be less than nine nor more than 24. A vote of at least 80% of the outstanding shares of our common stock is required to increase the maximum number of members of the board of directors if the board of directors does not recommend an increase in the maximum number. The directors elected by the holders of common stock are divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of such directors. At each annual meeting of shareholders, successors to the class of directors whose term expires at that annual meeting will be elected for a three-year term. If a vacancy occurs on the board of directors for any reason, including a vacancy resulting from an increase in the number of directors, the board of directors may fill the vacancy, provided that the board may elect instead to (i) not fill the vacancy or (ii) have the vacancy filled by vote of the shareholders at any regular or special meeting of the shareholders. Directors may only be removed “for cause,” which means final conviction of a felony, unsound mind, adjudication of bankruptcy, nonacceptance of office or conduct prejudicial to our interests.

Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to our corporate secretary. Generally, to be timely, a shareholder’s notice must be received at our principal executive office 120 days prior to the first anniversary of the mailing of the previous year’s proxy statement in connection with the annual meeting of shareholders. Our amended and restated bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual or special meeting of shareholders or make nominations for directors at an annual or special meeting of shareholders.

The Mississippi Business Corporation Act contains the Shareholder Protection Act and the Control Share Act, both of which have anti-takeover effects. Neither of these statutes applies to us, however, because we are a financial holding company.

DESCRIPTION OF DEBT SECURITIES

Debt May be Senior or Subordinated

We may issue senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities, will constitute part of our senior debt and, except as otherwise provided in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and any coupons will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our senior indebtedness. If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter. If issued, there will be one indenture for senior debt securities and one for subordinated debt securities.

The summary description below of certain common provisions of an indenture and the related debt securities and any summary description of an indenture and debt securities in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such indenture and debt security. The forms of the indenture and the debt security relating to any particular issue of debt securities will be filed with the SEC each time we issue debt securities, and you should read those documents for provisions that may be important to you.

Payments

We may issue debt securities from time to time in one or more series. The provisions of each indenture may allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue.

Debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

Terms Specified in Prospectus Supplement

The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

•	classification as senior or subordinated debt securities and the specific designation;

•	aggregate principal amount, purchase price and denomination;

•	currency in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

•	date of maturity;

•	the interest rate or rates or the method by which the interest rate or rates will be determined, if any;

•	the interest payment dates, if any;

•	the place or places for payment of the principal of and any premium and/or interest on the debt securities;

•	any repayment, redemption, prepayment or sinking fund provisions, including any redemption notice provisions;

•

whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form;

•	whether we will issue the debt securities in definitive form and under what terms and conditions;

•

the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

•

information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

•	any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

•	the depository for global certificated securities, if any; and

•	any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

Registration and Transfer of Debt Securities

Holders may present debt securities for exchange, and holders of registered debt securities may present these securities for transfer, in the manner, at the places and subject to the restrictions stated in the debt securities and described in the applicable prospectus supplement. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the applicable indenture.

Subordination Provisions

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all of our senior indebtedness, to the extent and in the manner set forth in the subordinated indenture. The indenture for any subordinated debt securities will define the applicable “senior indebtedness.” Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

The applicable prospectus supplement will describe the circumstances under which we may withhold payment of principal of, or any premium or interest on, any subordinated debt securities. In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness or their representatives or trustees in accordance with the priorities then existing among such holders as calculated by us until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered to, the holders of the senior indebtedness or their representatives or trustees at the time outstanding in accordance with the priorities then existing among such holders as calculated by us for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

Covenants

The applicable prospectus supplement will contain, where applicable, the following information about any senior debt securities issued under it:

•	the terms and conditions of any restrictions on our ability to create, assume, incur or guarantee any indebtedness for borrowed money that is secured by a pledge, lien or other encumbrance; and

•	the terms and conditions of any restrictions on our ability to merge or consolidate with any other person or to sell, lease or convey all or substantially all of our assets to any other person.

Events of Default

The indenture for any debt securities will provide holders of the securities with the terms of remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions trigger an event of default and which actions do not. The indenture may provide for the issuance of debt securities in one or more series and whether an event of default has occurred may be determined on a series by series basis. The events of default will be defined under the indenture and described in the prospectus supplement.

The prospectus supplement will contain:

•

the terms and conditions, if any, by which the securities holders may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

•	the terms and conditions, if any, under which all of the principal and all debt securities and interest accrued thereon shall be immediately due and payable.

The prospectus supplement will also contain a description of the method by which the holders of the outstanding debt securities may annul past declarations of acceleration of, or waive past defaults of, the debt securities.

The indenture will contain a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities issued under the indenture before proceeding to exercise any trust or power at the request of holders. The prospectus supplement will contain a description of the method by which the holders of outstanding debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.

The indenture will provide that no individual holder of debt securities may institute any action against us under the indenture, except as provided in the indenture. The prospectus supplement will contain a description of the circumstances under which a holder may exercise the right to institute such actions.

The indenture will contain a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge

The prospectus supplement will contain a description of our ability to eliminate most or all of our obligations on any series of debt securities prior to maturity provided we comply with the provisions described in the prospectus supplement.

We will also have the ability to discharge most or all of our obligations under any series of debt securities at any time, which we refer to as “defeasance.” We may also be released with respect to any outstanding series of debt securities from the obligations imposed by any covenants limiting consolidations, mergers, and asset sales, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called “covenant defeasance.” The conditions we must satisfy to exercise covenant defeasance with respect to a series of debt securities will be described in the applicable prospectus supplement.

Modification of the Indenture

The prospectus supplement will contain a description of our ability and the terms and conditions under which, with the applicable trustee, we may enter into supplemental indentures which make certain changes that do not adversely affect in any material respect the interests of the holders of any series without the consent of the holders of debt securities issued under a particular indenture.

The prospectus supplement will contain a description of the method by which we and the applicable trustee, with the consent of the holders of outstanding debt securities, may add any provisions to, or change in any manner or eliminate any of the provisions of, the applicable indenture or modify in any manner the rights of the holders of those debt securities. The prospectus supplement will also describe the circumstances under which we may not exercise on this right without the consent of each holder that would be affected by such change.

Regarding the Trustee

We will designate the trustee under the senior and subordinated indentures, as applicable, in a prospectus supplement. From time to time, we may enter into banking or other relationships with the trustee or its affiliates. The trustee may resign or be removed, and a successor trustee may be appointed.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or our debt securities. We may issue warrants independently or together with any other securities pursuant to any prospectus supplement, and warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with the warrant recipient or, if the recipients are numerous, a warrant agent identified in the applicable prospectus supplement. The warrant agent, if engaged, will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. Further terms of the warrants and the applicable warrant agreements will be set forth in the applicable prospectus supplement.

The summary description below of certain common provisions of a warrant and any summary description of the warrant in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the corresponding warrant agreement and warrant certificate. The forms of a warrant agreement and the warrant certificate relating to any particular series of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, where applicable, the following:

•	the offering price, if any;

•	the number of warrants offered;

•	the securities underlying the warrants;

•	the exercise price and the amount of securities that holders will receive upon exercise;

•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

•	the rights, if any, we have to redeem the warrants;

•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	the name of the warrant agent, if any;

•	a discussion of certain federal income tax considerations; and

•	any other material terms of the warrants.

After a warrant expires it will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent, if any, or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price and the expiration date, may not be altered without the consent of the holders of that series of warrants.

DESCRIPTION OF DEPOSITARY SHARES

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depositary shares that each represent a fraction of a share of a particular series of preferred stock. The applicable prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company that meets certain requirements and is selected by us, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to all the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

The summary description below of certain common provisions of a deposit agreement and the related depositary receipts and any summary description of the deposit agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such deposit agreement and depositary receipts. The forms of the deposit agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. If the bank depositary determines that it is not feasible to make the distribution of property, however, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, to the extent practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the bank depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares, however, will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the bank depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•

there has been a final distribution in respect of the preferred stock in connection with our liquidation, dissolution or winding up, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of whole shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the deposit agreement.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock.

Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the bank depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF RIGHTS

We may distribute rights, which may or may not be transferable, to the holders of our common stock or any series of our preferred stock as of a record date set by our board of directors, at no cost to such holders. Each holder will be given the right to purchase a specified number of whole shares of our common stock or preferred stock for every share of our common stock or a series of preferred stock that the holder thereof owned on such record date, as set forth in the applicable prospectus supplement. Unless otherwise provided in an applicable prospectus supplement, no fractional rights or rights to purchase fractional shares will be distributed in any rights offering. The rights will be evidenced by rights certificates, which may be in definitive or book-entry form. Each right will entitle the holder to purchase shares of our common stock or a series of preferred stock at a rate and price per share to be established by our board of directors, as set forth in the applicable prospectus supplement. If holders of rights wish to exercise their rights, they must do so before the expiration date of the rights offering, as set forth in the applicable prospectus supplement. Upon the expiration date, the rights will expire and will no longer be exercisable, unless, in our sole discretion prior to the expiration date, we extend the rights offering.

The summary description below of certain common provisions of a rights agreement and the related rights and any summary description of the rights agreement and rights in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such rights agreement and the corresponding rights certificate. The forms of the rights agreement and the rights certificate relating to any particular issue of rights will be filed with the SEC each time we issue rights, and you should read those documents for provisions that may be important to you.

Exercise Price

Our board of directors will determine the exercise price or prices for the rights based upon a number of factors, including, without limitation, our business prospects, our capital requirements, the price or prices at which an underwriter or standby purchasers may be willing to purchase shares that remain unsold in the rights offering and general conditions in the securities markets, especially for securities of financial institutions. The subscription price may or may not reflect the actual or long-term fair value of the common stock or preferred stock offered in the rights offering. We provide no assurances as to the market values or liquidity of any rights issued, or as to whether or not the market prices of the common stock or preferred stock subject to the rights will be more or less than the rights’ exercise price during the term of the rights or after the rights expire.

Exercising Rights; Fees and Expenses

The manner of exercising rights will be set forth in the applicable prospectus supplement. Any subscription agent or escrow agent will be identified in the applicable prospectus supplement. We will pay all fees charged by any subscription agent or escrow agent in connection with the distribution and exercise of rights. Rights holders will be responsible for paying all other commissions, fees, taxes or other expenses incurred in connection with their transfer of rights that are transferable.

Expiration of Rights

The applicable prospectus supplement will set forth the expiration date and time for exercising rights. If holders of rights do not exercise their rights prior to such time, their rights will expire, will no longer be exercisable and will have no value. We will extend the expiration date as required by applicable law and may, in our sole discretion, extend the expiration date for other reasons. If we elect to extend the expiration date, we will issue a press release announcing such extension prior to the scheduled expiration date.

Withdrawal and Termination

We may withdraw the rights offering at any time prior to the expiration date for any reason. We may terminate the rights offering, in whole or in part, at any time before completion of the rights offering if there is any judgment, order, decree, injunction, statute, law or regulation entered, enacted, amended or held to be applicable to the rights offering that in the sole judgment of our board of directors would or might make the rights offering or its completion, whether in whole or in part, illegal or otherwise restrict or prohibit completion of the rights offering. We may waive any of these conditions and choose to proceed with the rights offering even if one or more of these events occur. If we terminate the rights offering, in whole or in part, all affected rights will expire without value, and all subscription payments received by the subscription agent will be returned promptly without interest.

Rights of Subscribers

Holders of rights will have no rights as shareholders with respect to the shares of common stock or preferred stock for which the rights may be exercised until they have exercised their rights by payment in full of the exercise price and in the manner provided in the applicable prospectus supplement, and such shares of common stock or preferred stock, as applicable, have been issued to such persons. Holders of rights will have no right to revoke their subscriptions or receive their monies back after they have completed and delivered the materials required to exercise their rights and have paid the exercise price to the subscription agent. All exercises of rights are final and cannot be revoked by the holder of rights.

Regulatory Limitations

We will not be required to issue to any person or group of persons shares of our common stock or preferred stock pursuant to the rights offering if, in our sole opinion, such person would be required to give prior notice to or obtain prior approval from, any state or federal governmental authority to own or control such shares if, at the time the rights offering is scheduled to expire, such person has not obtained such clearance or approval in form and substance reasonably satisfactory to us.

Standby Agreements

We may enter into one or more separate agreements with one or more standby underwriters or other persons to purchase, for their own account or on our behalf, any shares of our common stock or preferred stock not subscribed for in the rights offering. The terms of any such agreements will be described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts obligating holders to purchase from us, and obligating us to sell to the holders, shares of our common stock or preferred stock, debt securities, warrants, depositary shares or units, at a future date or dates. The price per purchase contract security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. Under the purchase contracts, we may be required to make periodic payments to the holders or vice versa. These payments may be unsecured or prefunded on some basis to be specified in the applicable prospectus supplement.

This summary description of certain general terms of purchase contracts and any summary description of purchase contracts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable purchase contract. The forms of the purchase contracts and, if applicable, collateral or depositary arrangements relating to any particular issue of purchase contracts will be filed with the SEC each time we issue these securities, and you should read those documents for provisions that may be important to you. In addition, United States federal income tax considerations applicable to the purchase contracts may also be discussed in the applicable prospectus supplement.

The purchase contracts may require holders to secure their obligations under the contracts in a specified manner and, in specified circumstances, we may deliver newly issued prepaid purchase contracts, or prepaid securities, when we transfer to a holder any collateral securing the holder’s obligations under the original purchase contract.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and one or more other securities, which may include our common stock, preferred stock, debt securities, warrants, depositary shares or units, and which may secure the holder’s obligations to purchase the purchase contract security under the purchase contract.

The prospectus supplement relating to any purchase contracts we are offering will specify the material terms of the purchase contracts, whether they will be issued separately or as part of units, and any applicable pledge or depository arrangements.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Therefore, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

This summary description of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

The prospectus supplement relating to a particular issue of units will describe the terms of those units, including, where applicable, the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered global form.

PLAN OF DISTRIBUTION

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we and certain holders of our securities may sell the offered securities in any one or more of the following ways from time to time:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us or any selling security holders to purchasers; or

•	through remarketing firms.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•

on or through the facilities of the New York Stock Exchange or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker otherwise than on the securities exchanges or quotation or trading services set forth above.

At-the-market offerings, if any, will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any selling security holders, underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which such offered securities may be listed.

Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of a derivative transaction to close out any related open borrowings of stock. We otherwise may loan or pledge securities to a financial institution or other third party that in turn may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities, in either case using this prospectus and the applicable prospectus supplement.

Offers to purchase the offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable “best efforts” basis for the period of its appointment.

If underwriters are used in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. The offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. Unless otherwise indicated in the applicable prospectus supplement, the underwriters are subject to certain conditions precedent and will be obligated to purchase all the offered securities of a series if they purchase any of the offered securities.

If a dealer is used in the sale of the offered securities, we or selling security holders will sell the offered securities to the dealer as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement. The dealer may be deemed to be an underwriter under the Securities Act.

Offers to purchase the offered securities may be solicited directly by us or selling security holders, and the sale thereof may be made by us or selling security holders directly to institutional investors or others. The terms of any such sales will be described in the applicable prospectus supplement.

We or selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase the offered securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

The offered securities may also be offered and sold by a remarketing firm in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the offered securities pursuant to the terms of the offered securities. Any remarketing firm will be identified and the terms of its agreements with us or selling security holders and its compensation will be described in the applicable prospectus supplement.

In connection with the sale of the offered securities, agents, underwriters, dealers or remarketing firms may receive compensation from us or from purchasers of the offered securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the offered securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Selling security holders, agents, underwriters, dealers and remarketing firms that participate in the distribution of the offered securities, and any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. Additionally, because selling security holders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, selling security holders may be subject to the prospectus delivery requirements of the Securities Act.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

Underwriters, dealers, agents and remarketing firms, or their affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries or selling security holders in the ordinary course of business.

VALIDITY OF SECURITIES

Unless otherwise indicated below or in the applicable prospectus supplement, certain legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Riley, Caldwell, Cork & Alvis, P.A., Tupelo, Mississippi, and Waller Lansden Dortch & Davis, LLP. Any underwriters will be advised about other issues relating to any transaction by their own legal counsel.

EXPERTS

The consolidated financial statements of BancorpSouth, Inc. as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2012 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be incurred by us in connection with the issuance and sale of the securities being registered hereby, other than underwriting discounts and commissions:

Securities and Exchange Commission registration fee	$68,200
Printing expenses		*
Legal fees and expenses		*
Blue sky filing fees and expenses		*
Accounting fees and expenses		*
Transfer agent and trustee fees		*
Miscellaneous expenses (including applicable listing fees)		*

TOTAL		*

*	To be filed by amendment or incorporated by reference when required in connection with the offering of securities.

Item 15.	Indemnification of Directors and Officers.

A.	Restated Articles of Incorporation and Amended and Restated Bylaws.

Our restated articles of incorporation, as amended, provide that we will indemnify and, upon request, advance expenses to any person (or his estate) who was or is a party to, or is threatened to be made a party to, any legal proceeding because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability incurred in that proceeding (a) to the full extent permitted by Section 79-4-8.51 of the Mississippi Business Corporation Act, and (b) despite the fact that such person did not meet the standard of conduct set forth in Section 79-4-8.51(a) of the Mississippi Business Corporation Act or would be disqualified for indemnification under Section 79-4-8.51(d) of the Mississippi Business Corporation Act, if a determination is made by a person or persons enumerated in Section 79-4-8.55(b) of the Mississippi Business Corporation Act that (i) the person seeking indemnity is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances, and (ii) his acts or omissions did not constitute gross negligence or willful misconduct. A request for reimbursement or advancement of expenses prior to final disposition of the proceeding must be accompanied by an undertaking to repay the advances if it is ultimately determined that he is not entitled to indemnification and he did not meet the requisite standard of conduct, but it need not be accompanied by an affirmation that the person seeking indemnity believed he has met the standard of conduct. We may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him or her.

Our amended and restated bylaws, as amended, provide that we will indemnify any person who was or is a party or is threatened to be made a party to any legal proceeding (other than a derivative action for which indemnification is described below) because he is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any expenses or awards actually and reasonably incurred by such person in connection therewith to the fullest extent provided in our restated articles of incorporation and by law. We also will indemnify any person who was or is or is threatened to be made a party to any derivative suit with respect to us because that person is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action unless he is found to have breached his duty to us to discharge his duties in good faith and with the care which an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner he reasonably believes to be in our best interests, unless, despite such finding of liability, the court determines that he is entitled to indemnity. Our amended and restated bylaws also provide that we may (i) advance to the person seeking indemnity the expenses incurred in defending a proceeding upon receipt of an undertaking that he will repay amounts advanced unless it ultimately is determined that he is entitled to be indemnified, and (ii) purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of BancorpSouth, or is or was serving at our request as a director, officer, partner, trustee, employee or agent of another corporation, partnership or other entity, against any liability arising out of his acting as such, whether or not we would have the power to indemnify him against such liability under our amended and restated bylaws.

B.	Mississippi Business Corporation Act.

In addition to the foregoing provisions of our restated articles of incorporation and amended and restated bylaws, our officers and directors, including our subsidiaries, may be indemnified by us pursuant to Sections 79-4-8.50 through 79-4-8.59 of the Mississippi Business Corporation Act.

C.	Insurance.

We maintain and pay premiums on an insurance policy on behalf of our officers and directors against liability asserted against or incurred by such persons in or arising from their capacity as such.

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Restated Articles of Incorporation, as amended (1)

4.2	Amended and Restated Bylaws (2)

4.3	Amendment No. 1 to Amended and Restated Bylaws (3)

4.4	Amendment No. 2 to Amended and Restated Bylaws (4)

4.5	Amendment No. 3 to Amended and Restated Bylaws (5)

4.6	Specimen Common Stock Certificate (6)

4.7	Form of Articles of Amendment for Series of Preferred Stock*

4.8	Specimen Preferred Stock Certificate*

4.9	Form of Warrant Agreement, including Form of Warrant Certificate*

4.10	Form of Senior Debt Securities Indenture

4.11	Form of Senior Debt Security*

4.12	Form of Subordinated Debt Securities Indenture

4.13	Form of Subordinated Debt Security*

4.14	Form of Deposit Agreement, including Form of Depositary Receipt*

4.15	Form of Rights Agreement, including Form of Rights Certificate*

4.16	Form of Purchase Contract Agreement, including Form of Purchase Contract*

4.17	Form of Unit Agreement, including Form of Unit Certificate*

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

5.2	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5.1).

23.3	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5.2).

24.1	Power of Attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Debt Securities Indenture*

25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Debt Securities Indenture*

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference.
(1)	Filed as Exhibit 3(a) to our Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (file number 1-12991), and incorporated herein by reference.
(2)	Filed as Exhibit 3(b) to our Annual Report on Form 10-K for the year ended December 31, 1998 (file No. 1-12991) and incorporated herein by reference.

(3)	Filed as Exhibit 3(c) to our Annual Report on Form 10-K for the year ended December 31, 2000 (file No. 1-12991) and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on January 26, 2007 (file No. 1-12991) and incorporated herein by reference.
(5)	Filed as Exhibit 3.2 to our Current Report on Form 8-K filed on January 26, 2007 (file No. 1-12991) and incorporated herein by reference.
(6)	Filed as Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 1994 (file number 0-10826) and incorporated herein by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to the purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about such undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tupelo, State of Mississippi, on March 13, 2013.

BANCORPSOUTH INC.

By:	/s/ James D. Rollins III
James D. Rollins III
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of James D. Rollins III and William L. Prater, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully and to all intents and purposes as each might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

Chairman of the Board and Director
Aubrey B. Patterson

/s/ James D. Rollins III	Chief Executive Officer (Principal Executive Officer) and Director	March 13, 2013
James D. Rollins III

/s/ William L. Prater	Treasurer and Chief Financial Officer (Principal Financial Officer)	March 13, 2013
William L. Prater

/s/ Gus J. Blass III	Director	March 13, 2013
Gus J. Blass III

/s/ James E. Campbell III	Director	March 13, 2013
James E. Campbell III

/s/ Albert C. Clark	Director	March 13, 2013
Albert C. Clark

Director
Grace Clark

/s/ Hassell H. Franklin	Director	March 13, 2013
Hassell H. Franklin

/s/ W.G. Holliman, Jr.	Director	March 13, 2013
W.G. Holliman, Jr.

/s/ Warren A. Hood, Jr.	Director	March 13, 2013
Warren A. Hood, Jr.

/s/ Keith J. Jackson	Director	March 13, 2013
Keith J. Jackson

/s/ James V. Kelley	Director	March 13, 2013
James V. Kelley

/s/ Larry G. Kirk	Director	March 13, 2013
Larry G. Kirk

/s/ Turner O. Lashlee	Director	March 13, 2013
Turner O. Lashlee

Director
Guy W. Mitchell, III

Director
Robert C. Nolan

/s/ W. Cal Partee, Jr.	Director	March 13, 2013
W. Cal Partee, Jr.

/s/ Alan W. Perry	Director	March 13, 2013
Alan W. Perry

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

1.1	Form of Underwriting Agreement*

4.1	Restated Articles of Incorporation, as amended (1)

4.2	Amended and Restated Bylaws (2)

4.3	Amendment No. 1 to Amended and Restated Bylaws (3)

4.4	Amendment No. 2 to Amended and Restated Bylaws (4)

4.5	Amendment No. 3 to Amended and Restated Bylaws (5)

4.6	Specimen Common Stock Certificate (6)

4.7	Form of Articles of Amendment for Series of Preferred Stock*

4.8	Specimen Preferred Stock Certificate*

4.9	Form of Warrant Agreement, including Form of Warrant Certificate*

4.10	Form of Senior Debt Securities Indenture

4.11	Form of Senior Debt Security*

4.12	Form of Subordinated Debt Securities Indenture

4.13	Form of Subordinated Debt Security*

4.14	Form of Deposit Agreement, including Form of Depositary Receipt*

4.15	Form of Rights Agreement, including Form of Rights Certificate*

4.16	Form of Purchase Contract Agreement, including Form of Purchase Contract*

4.17	Form of Unit Agreement, including Form of Unit Certificate*

5.1	Opinion of Waller Lansden Dortch & Davis, LLP

5.2	Opinion of Riley, Caldwell, Cork & Alvis, P.A.

12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges

23.1	Consent of KPMG LLP

23.2	Consent of Waller Lansden Dortch & Davis, LLP (included in opinion filed as Exhibit 5.1).

23.3	Consent of Riley, Caldwell, Cork & Alvis, P.A. (included in opinion filed as Exhibit 5.2).

24.1	Power of Attorney (included on the signature page of this registration statement)

25.1	Form T-1 Statement of Eligibility of Trustee under the Senior Debt Securities Indenture*

25.2	Form T-1 Statement of Eligibility of Trustee under the Subordinated Debt Securities Indenture*

*	To be filed by amendment or as an exhibit to a document to be incorporated by reference.
(1)	Filed as Exhibit 3(a) to our Quarterly Report on Form 10-Q for the three months ended June 30, 2009 (file number 001-12991), and incorporated herein by reference.
(2)	Filed as Exhibit 3(b) to our Annual Report on Form 10-K for the year ended December 31, 1998 (file No. 1-12991) and incorporated herein by reference.
(3)	Filed as Exhibit 3(c) to our Annual Report on Form 10-K for the year ended December 31, 2000 (file No. 1-12991) and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on January 26, 2007 (file No. 1-12991) and incorporated herein by reference.
(5)	Filed as Exhibit 3.2 to our Current Report on Form 8-K filed on January 26, 2007 (file No. 1-12991) and incorporated herein by reference.
(6)	Filed as Exhibit 4(a) to our Annual Report on Form 10-K for the year ended December 31, 1994 (file number 0-10826) and incorporated herein by reference.